UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013

Oxford Industries, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-04365	58-0831862
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

999 Peachtree Street, N.E., Ste. 688, Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 659-2424

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 19, 2013, Oxford Industries, Inc. (the “Company”) held its 2013 Annual Meeting of Shareholders.  At the meeting, shareholders voted on the following items:

Proposal 1: All of the nominees for director were elected to serve on the Company’s Board of Directors for a three year term expiring in 2016 and until their respective successors are elected and qualified. The results of the election were as follows:

Name	For	Against	Abstain	Broker Non-Vote
Thomas C. Gallagher	14,324,485	156,726	45,514	1,000,872
George C. Guynn	14,322,796	158,415	45,514	1,000,872
Helen B. Weeks	13,967,163	514,288	45,274	1,000,872
E. Jenner Wood III	13,904,193	577,021	45,511	1,000,872

Proposal 2: The Company’s shareholders approved the Company’s Executive Performance Incentive Plan, as amended and restated. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
13,864,591	603,574	58,560	1,000,872

Proposal 3: The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2013. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
14,984,656	495,223	47,718	N/A

Proposal 4: The Company’s shareholders approved, on an advisory basis, a resolution regarding the compensation of the Company’s named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Vote
14,364,272	109,884	52,569	1,000,872

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.

Date: June 20, 2013	By	/s/ Thomas E. Campbell
		Name:	Thomas E. Campbell
		Title:	Senior Vice President-Law and Administration, General Counsel and Secretary